Void after December 31, 2016

Warrant No. A-100

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEPTION THEREFROM UNDER SAID ACT. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

GREY CLOAK TECH INC

COMMON STOCK PURCHASE WARRANT

Grey Cloak Tech Inc., a Nevada corporation (the “Company”), having its principal office at 10300 W. Charleston Blvd. Suite 13-378 Las Vegas NV 89135, hereby certifies that , for value received ________________________________________________, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after the Original Issue Date (as defined below) and before 5:00 P.M., PST, on December 31 2016, or as extended in accordance with the terms hereof (the “Expiration Date”). ___________ fully paid and non-assessable shares of Common Stock of the Company, at the initial purchase price per share (as defined below) of $.50 (fifty cents per share) (Purchase Price).

Background, The Company agreed to issue warrants to purchase an aggregate of up to 3,300,000 shares of Common Stock (subject to adjustment as provided herein) (the “Warrants”), in connection with a private placement dated January 15 2015 pursuant to the Subscription Agreement (the “Subscription Agreement”) between the Company and the investors party thereto (the “Offering”) .

Capitalized terms have the meaning as defined in the Subscription Agreement, or if not defined therein, have the following respective meanings:

“Holder” means any record owner of Warrants or the Warrant Shares.

“Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is a Nasdaq market or another exchange, the average of the high reported sale prices per share of Common Stock for the five preceding consecutive trading days on which the Common Stock trades ending on the date immediately before the date of determination. (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by such market. (iii) if there is no high reported sale prices per share on such trading days for the Common Stock on such over-the-counter market, the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau, now known as, OTC Markets Group, sheet listing such securities for such days or (iv) if there is no reported high bid and asked prices, as the case may be, reported on any of the five trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the board of directors of the Company, based on the best information available to it.

“Original Issue Date” means January 30, 2015

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

1.	Sale or Exercise. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or Warrant Shares previously issued upon the exercise of Warrants, and such Warrant or Warrant Shares has not been registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Warrant Shares, as to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 1 shall relieve the company from complying with its obligations concerning registration of warrant Shares pursuant to the Subscription Agreement.

2.	Exercise of Warrant.

2.1 Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder thereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal offices accompanies by payment, in cash, bank wire or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

2.2 Partial Exercise. Subject to the provision hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 2.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

2.3 Company to Reaffirm Obligations. This Company will, at the time of any exercise of this warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including, without limitation , any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

2.4 Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the holder, be conditioned on the consummation of the public offering or sale of the company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

3.	Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten business days after delivery or surrender of all documents and instruments required to be delivered or surrendered to the Company for such exercise, including payment of the exercise price in cash in accordance with this Warrant, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 4 or otherwise.

4.	Dividends: Reclassifications, Exchange or Substitution: Combinations

(a)	If the Company declares or pays a dividend on its Common Stock payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater or lesser amount, as applicable, of Common Stock, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Warrant Shares of record as of the date the dividend or subdivision occurred.

(b)	Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the warrant Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to a Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

(c)	If the outstanding Warrant Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased.

5.	Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

6.	Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

7.	Company’s Rights, etc., The Company reserves the right to extend the date of the warrant. The Company reserves the right to “Call” the warrant. The call provision will only be enforceable when and if the Company files a registration statement with the Securities and Exchange Commission and the registration statement becomes effective and remains current and the common shares underlying the warrant are registered. In addition the company must be and remain current on all its financial reporting requirements in order to “call” the warrants. The Company can only “call” the warrant if the Company’s common stock is traded on a recognizable market or exchange, including but not limited to NASDAQ, AMEX and OTC Markets Group. The Company reserves the right to call the warrant if the Company’s common stock price (see “Market Price” above) trades at 150% of the warrant exercise price for a period of 20 consecutive trading days. In the event the Company “Calls” the warrant the warrant holder shall have 20 days to exercise the warrant certificate in whole or in part after the Company officially notifies the warrant holder. The Company will notify the warrant holder by written notification to the warrant holders last known address that is on file with the Company’s transfer agent. The Company reserves the right to cancel, without any redemption price, any outstanding warrants that are not exercised 20 days after the warrants have been called.

8.	Exchange of Warrants. Subject to the provisions of Section 1 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable, the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.	Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in the form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.	Negotiability, etc. Subject to Section 1 above, this Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

(a)	subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery:

(b)	subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value: each prior taker or owner waives and renounces all of this equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby: and

(c)	until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.	Notices, etc. All notices and other communications form the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

12.	Miscellaneous. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Warrants to the purchase a majority of the shares of Common Stock underlying all the outstanding Warrants. This Warrant is being delivered din the State of Nevada and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposed of reference only, and shall not limit or otherwise affect any of the terms hereof. Subject to Section 1 hereof, this Warrant is fully assignable at any time.

13.	Amendments. This Warrant may not be amended, modified or terminated, and no rights or provisions may be waived, except with (a) the written consent of the Holder and the Company or (b) in the event that all Warrants issued under the Subscription Agreement are to be amended in like fashion, a majority in interest of the holders of all such Warrants and the company.

Dated: January 30 2015

GREY CLOAK TECH INC.

_______________________________

William Bossung

Title: Secretary, Director

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Grey Cloak Tech Inc.

The undersigned, the Holder of the within Warrant, herby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of GREY CLOAK TECH INC, and herewith makes payment therefore:

Of $_____________

and requests that the certificates for such shares be issued in the name of. and delivered to. ____________________________, whose address is ________________________________________________.

The undersigned represents that the undersigned is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the Securities Act of 1933).

Dated:____________________

_______________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

_______________________________________

(Address)

Insert here (________________) the number of shares called for on the face of the Warrant (or in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised).

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned herby sells, assigns and transfers unto ________________________ the right represented by the within Warrant to purchase _____________ of common Stock of GREY CLOAK TECH INC. to which the within Warrant relates, and appoints _____________________ Attorney to transfer such right on the books of GREY CLOAK TECH INC with full power of substitution in the premises.

Dated:____________________

_______________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

_______________________________________

(Address)

Signature guaranteed by a Bank

or Trust company